Exhibit 99.2

OFFICER’S CERTIFICATE

This certificate is being delivered in connection with the Section 382 Tax Benefits Preservation Plan dated as of October 4, 201         9     (the “Plan”), by and between The Meet Group, Inc. (“Meet Group”) and Action Stock Transfer Corporation. The undersigned, Gary Penning, hereby certifies that he is duly qualified Chief Operating Officer of PSquared Asset Management AG (the “Reporting Person”), and that, as such, in his capacity as the Chief Operating Officer of the Reporting Person (and not individually) he is authorized to execute and deliver this certificate on behalf of the Reporting Person, and he further certifies to Meet Group pursuant to Section 1        (    a)(v) of the Plan that:

1     .        the Reporting Person had no actual knowledge of the consequences of its beneficial ownership of 4.99% (the “Ownership Threshold“) or more of total outstanding shares of the common stock, par value $0.001        ( the “Common Stock”) of Meet Group under the terms of the Plan; and

2.    as of the date hereof, the Reporting Person has taken the necessary actions to reduce its beneficial ownership of the Common Stock to less than the Ownership Threshold, as required by the terms of the Plan.

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Exhibit 99.2

IN WITNESS WHEREOF, the undersigned has signed this Officer’s Certificate on behalf of PSquared Asset Management AG on the 25th day of June 2020.

PSQUARED ASSET MANAGEMENT AG

By:	/s/Gary Penning
Name:	Gary Penning
Title:	Chief Operating Officer